UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  August 12, 2005

MUELLER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-117473	37-138-7813
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 West Eldorado Street
Decatur, IL 62522-1808

(Address of Principal Executive Offices)

(217) 423-4471

 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

(a)                                  Entry Into Waiver Agreements with Certain Executives

On August 12, 2005, the boards of directors of Mueller Group, Inc. (the “Company”) and Mueller Water Products, Inc. (“Water Products”), unanimously approved, and the Company and Water Products entered into, a waiver agreement with each of Dale B. Smith, Thomas E. Fish, George P. Bukuras and Darrell Jean (each, an “Executive”).

As previously announced, upon the closing of the pending acquisition of Water Products by Walter Industries, Inc. (“Walter Industries”), each Executive will be entitled to receive a transaction bonus and, if the Executive’s employment is terminated in connection with the acquisition, the Executive may be entitled to receive severance payments as provided in the Executive’s employment agreement with the Company.

Pursuant to his waiver agreement, each Executive has agreed to waive any and all right or entitlement to any transaction bonus and severance payments to be received in connection with the pending Walter Industries acquisition (“Change of Control Payments”), to the extent that any portion of such benefits, either individually or in the aggregate, together with any other benefits being received in connection with the Walter Industries acquisition, would result in the Executive’s receipt of an excess parachute payment (as defined under Section 280G of the Internal Revenue Code), unless such payments are approved by the stockholders of Water Products.  Under the waiver agreements, Water Products has agreed to solicit approval of the Change of Control Payments from its disinterested stockholders by September 1, 2005.   If the Walter Industries acquisition has not been consummated by December 16, 2005, the waiver agreements will terminate and cease to be effective.

A copy of the form of waiver agreement executed by each Executive is filed herewith as Exhibit 10.1. The foregoing description is qualified in its entirety by reference to the full text of such Exhibit.

(b)                                 Amendment of Employment Agreements with Dale B. Smith and George P. Bukuras

On August 12, 2005, the boards of directors of the Company and Water Products, unanimously approved, and the Company entered into an amendment to each of the Executive Employment Agreement dated as of August 16, 1999 between the Company and Dale B. Smith and the Employment Agreement dated as of February 1, 2003 between the Company and George P. Bukuras to provide for 6-month deferral of severance payments under each employment agreement if required to avoid adverse tax consequences under Section 409A of the Internal Revenue Code.

A copy of the Amendment to Executive Employment Agreement with Dale B. Smith and a copy of the Amendment to Employment Agreement with George P. Bukuras are filed herewith as Exhibit 10.2 and Exhibit 10.3, respectively.  The foregoing description is qualified in its entirety by reference to the full text of each such Exhibit.

(c)                                  Amendment to Key Employee Severance Plan

On August 12, 2005, the Company’s board of directors unanimously approved the first amendment, effective August 12, 2005, to the First Amended and Restated Mueller Group, Inc. Key Employee Severance Plan to defer severance payments under the plan for 6 months if required to avoid adverse tax consequences under Section 409A of the Internal Revenue Code.

A copy of the First Amendment to the Restated Plan is filed herewith as Exhibit 10.4. The foregoing description is qualified in its entirety by reference to the full text of such Exhibit.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Title

10.1	Form of Waiver Agreement effective as of August 12, 2005 among Mueller Water Products, Inc., Mueller Group, Inc. and each of Dale B. Smith, Thomas E. Fish, George P. Bukuras and Darrell Jean.

10.2	Amendment dated August 12, 2005 to Executive Employment Agreement by and between Mueller Group, Inc. and Dale B. Smith dated as of August 16, 1999.

10.3	Amendment dated August 12, 2005 to Employment Agreement by and between Mueller Group, Inc. and George P. Bukuras dated as of February 1, 2003.

10.4	First Amendment effective August 12, 2005 to First Amended and Restated Mueller Group, Inc. Key Employee Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2005	MUELLER GROUP, INC.

	By:	/s/ Dale B. Smith
Dale B. Smith
President and Chief Executive Officer